EXHIBIT 99 - ADDITIONAL EXHIBITS


                                     Irrevocable Proxy




     The undersigned holder (the "Holder") of 3,132,932 shares of common stock (the "Shares") of Pharma-Bio Serv, Inc., a Delaware corporation (the "Company"), solely in his/its capacity as a holder of securities of the Company, hereby irrevocably appoints Elizabeth Plaza, as the sole and exclusive attorney and proxy of the Holder, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights with respect to all of the Holder's Shares until the Expiration Date (as defined below), on the terms and conditions specified below. Upon the Holder's execution of this Irrevocable Proxy, any and all prior proxies given by the Holder with respect to any of the Holder's Shares are hereby revoked and the Holder agrees not to grant any subsequent proxies with respect to any of the Holder's Shares until after the Expiration Date.


     This Irrevocable Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power made for the benefit of third parties.


     The  term of  this  Irrevocable  Proxy  shall  commence  on the  date  (the
"Certification Date") the Company obtains a National Minority Supplier Development Council Minority-Controlled Certification with respect to 2008 ("Certification") and shall terminate on the "Expiration Date". As used herein, the term "Expiration Date" shall mean the first anniversary date of the Certification Date unless the Certification expires sooner in which event the Expiration Date shall be the date the Certification expires. Notwithstanding the foregoing, this Irrevocable Proxy shall not be effective unless and until the closing occurs under the Securities Purchase Agreement dated December 2007 by and among Elizabeth Plaza and the sellers listed on Exhibit A thereto.


     The attorney and proxy named above is hereby authorized and empowered by the Holder, at any time prior to the Expiration Date, to act as the Holder's attorney and proxy to vote the Holder's Shares, and to exercise all voting, consent and similar rights of the Holder with respect to the Holder's Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting.


     Any obligation hereunder of the Holder shall be binding upon the successors and assigns of the Holder. This Irrevocable Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.


     In Witness Whereof, the undersigned Holder has caused this Irrevocable Proxy to be executed as of June 11, 2008.

                              Holder:

                                Name:    VENTURETEK LP
                                  By:    Taurus Max, LLC, general partner

                                        /s/ David Selengut
                                  By:  __________________________
                                      Name: David Selengut
                                     Title: Manager